UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 7, 2007
COMPASS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Texas	1-31272	20-8948381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 South 20th Street
Birmingham, Alabama	35233
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (205) 297-3000
Compass Bancshares, Inc., a Texas corporation,
is successor-by-merger to Compass Bancshares, Inc., a Delaware corporation
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.
     In connection with the completion of the Transaction described in Item 5.01 below, Compass Texas (as defined below) assumed all of the obligations of Compass Delaware (as defined below) with respect to Compass Delaware’s outstanding trust preferred securities pursuant to supplemental indentures dated as of September 7, 2007. The 7.35% Capital Securities of Compass Trust III (the “Compass Trust III Securities”) and the related guarantees of Compass Texas, as successor to Compass Delaware, continue to be listed on the New York Stock Exchange. Pursuant to Rule 12g-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), the Compass Texas guarantees are deemed registered under Section 12(b) of the Exchange Act.

Item 5.01.	Changes in Control of Registrant.
     On September 7, 2007, Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA”) completed its acquisition of Compass Bancshares, Inc., a Delaware corporation (“Compass Delaware”) in a series of transactions (collectively, the “Transaction”) consummated in accordance with the Transaction Agreement, dated February 16, 2007, by and between Compass Delaware and BBVA (the “Transaction Agreement”). A copy of the Transaction Agreement and a description of the Transaction are included in Compass’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2007 and are incorporated herein by reference.
     Pursuant to the Transaction Agreement, on September 7, 2007, Compass Delaware merged with and into Circle Merger Corp., a Virginia corporation and a wholly owned subsidiary of Compass Delaware, with Circle Merger Corp. surviving. Immediately following this reincorporation merger, Circle Merger Corp. became a wholly owned subsidiary of BBVA pursuant to a statutory share exchange. Immediately following the share exchange, Circle Merger Corp. merged with and into Blue Transaction Corporation, a Texas corporation and a wholly owned subsidiary of BBVA, with Blue Transaction Corporation surviving. As a result of the Transaction, Blue Transaction Corporation, which changed its name to Compass Bancshares, Inc. (“Compass Texas”), has become the successor-by-merger to Compass Delaware. In the Transaction, each outstanding share of Compass Delaware common stock was exchanged for the right to receive either 2.8 BBVA American Depositary Shares (“ADSs”) or $71.82 in cash, subject to election and proration. BBVA issued an aggregate of 196,000,000 BBVA ADSs and paid approximately $4.6 billion in cash to Compass Delaware stockholders in the Transaction.
     In connection with the closing of the Transaction, Compass Delaware notified the NASDAQ Stock Market LLC (“NASDAQ”) of BBVA’s acquisition of Compass Delaware. Accordingly, NASDAQ has filed with the SEC an application on Form 25 to delist and deregister Compass Delaware’s common stock.
     On September 7, 2007, BBVA issued a press release announcing completion of the Transaction. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As contemplated by the Transaction Agreement, the directors and officers of Compass Delaware prior to the completion of the Transaction did not continue as directors and officers of Compass Texas after completion of the Transaction. Following the closing of the Transaction, BBVA, as sole shareholder, appointed the following directors and officers of Compass Texas: Directors — Jose Maria Garcia Meyer, Manuel Sanchez, D. Paul Jones, Jr., Garrett R. Hegel, Peter Paulsen and Joaquin Gortari; Officers — D. Paul Jones, Jr. (President and Chief Executive Officer), Garrett R. Hegel (Treasurer and Chief Financial Officer), Clayton D. Pledger (Executive Vice President, Executive Officer-Operations and Technology), Jerry W. Powell (General Counsel and Secretary) and G. Ray Stone (Senior Executive Vice President, Chief Credit Policy Officer).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     As contemplated by the Transaction Agreement, the Certificate of Formation and the Amended and Restated Bylaws of Blue Transaction Corporation in effect prior to the completion of the Transaction remained as the organizational documents of Compass Texas after the closing of the Transaction. The Certificate of Formation was amended on September 10, 2007 (and corrected on September 11, 2007) to effect the name change from Blue Transaction Corporation to Compass Bancshares, Inc. Copies of the Certificate of Formation, as amended and corrected, and the Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Formation of Compass Texas, as amended and corrected

3.2	Amended and Restated Bylaws of Compass Texas

99.1	Press release, dated September 7, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: September 13, 2007
COMPASS BANCSHARES, INC., a Texas corporation (successor to Compass Bancshares, Inc., a Delaware corporation)
	By:	/s/ Jerry W. Powell
Jerry W. Powell
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Formation of Compass Texas, as amended and corrected

3.2	Amended and Restated Bylaws of Compass Texas

99.1	Press release, dated September 7, 2007